UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 28, 2013

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 3 and 5 through 8 are not applicable and therefore omitted.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On February 28, 2013, Urologix, Inc. (the “Company”) dismissed its independent public accounting firm, KPMG LLP. The dismissal was approved by the Company’s Audit Committee, which has sole authority and responsibility with respect to the selection, engagement and dismissal of the Company’s independent registered public accounting firm.

During the two most recent fiscal years and the subsequent interim period through February 28, 2013, there have been no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused it to make reference thereto in its reports on the financial statements for such years. During the two most recent fiscal years and the subsequent interim period through February 28, 2013, there have been no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K). Neither of the reports of KPMG LLP on the financial statements for each of the fiscal years ended June 30, 2012 and 2011 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that its report on the financial statements for the fiscal years ended June 30, 2012 and 2011, which reports were dated September 21, 2012 and September 21, 2011, respectively, contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. The Company has requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 6, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On February 28, 2013, the Company engaged Baker Tilly Virchow Krause, LLP as its new independent registered public accounting firm. During the fiscal years ended June 30, 2012 and 2011 and the subsequent interim period through February 28, 2013, the Company did not consult with Baker Tilly Virchow Krause, LLP regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated March 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J. Smrdel Chief Financial Officer

Date:  March 6, 2013